Exhibit 99.1

Onstream Media Announces Recent Developments

POMPANO BEACH, FL – December 13, 2010 – Onstream Media Corporation (NASDAQ: ONSM), a leading online service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology, today provided status reports on recent developments with respect to our MarketPlace365TM product and our patent pending on certain video ingestion and flash transcoder technology. In addition, we reported the receipt of a letter from NASDAQ, as a result of the bid price of our common stock closing below $1.00 per share for the preceding thirty consecutive business days.

MarketPlace365TM status update

As of today, there are four active MarketPlace365TM promoter sites – SUBWAY (a private marketplace for internal use by SUBWAY vendors, franchisees and staff), Home Service Expo (a general public accessible marketplace providing services for homeowners in the Dade, Broward and Palm Beach counties of Florida), Green Light Expo (a general public accessible global products and services expo targeting all things green for lifestyle and business applications) and ProActive Capital Forum (general public accessible and believed to be the first 24/7/365 financial tradeshow concentrating on companies in the life-sciences and  technology areas).

Randy Selman, Onstream Media’s President and CEO, observed, “We are pleased to be at the point where we are beginning to recognize revenue from this product line. After thorough research and extensive discussions with promoters and industry professionals, we identified new MarketPlace365 features and capabilities required in the platform in order to fully address our clients’ needs. Although this resulted in a temporary delay in the launch of additional MarketPlace365 sites we are now actively deploying new marketplaces several of which will be operational in the next few weeks.”

”MarketPlace365 now has the flexibility to provide both local and global applicability, to support marketplaces with very large numbers of aisles and exhibitors, to provide a vast array of content and social networking services and to offer a substantial number of additional revenue generating functionalities not part of the original design specification.  These revenue opportunities include additional areas for billboard and banner ads, sponsorships, subscriptions and pay-per-view,” continued Mr. Selman.

Mr. Selman added, “MarketPlace365 has been a highly complex development effort in order to enable it to fit a myriad of applications. However, this effort has resulted in a technology platform that is simple to use and operate. Our webcasting technology, audio and web conferencing services, user generated content, e-commerce, content management and publishing platform, other Onstream products and services as well as third party products such as Agendize, e-Touches and Microsoft Communications services, have all been integrated into a single platform for both event and permanent (community) applications.”

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Mr. Selman concluded, “In addition to the four active marketplaces, we have signed MarketPlace365 promoter contracts for another 15 marketplaces, many of which we expect will launch and become active in the coming weeks and months. In addition more than 50 promoter prospects are in the pipeline with new ones being added daily. As this process continues, we expect that revenues from MarketPlace365 will soon be a meaningful part of our overall operating results.”

Pending patent status update

On November 22, 2010 we filed a Notice of Appeal with the U.S. Patent Office (USPO), with respect to their previous rejection of certain aspects of our pending patent for certain video ingestion and flash transcoder technology. Our next step is to file an appeal brief, which will be due on January 24, 2011, although extensions for this filing are available until June 22, 2011 with the payment of additional fees. After our appeal document is filed, the USPO would be expected to file a response and following that, a decision would be made by a three member panel, either based on the filings or a hearing if requested by us.

NASDAQ letter

We received a letter from NASDAQ dated December 7, 2010 indicating that we have 180 calendar days, or until June 6, 2011, to regain compliance with Listing Rule 5550 (a)(2)(a), which is necessary in order to be eligible for continued listing on The NASDAQ Capital Market. The letter from NASDAQ indicated that our non-compliance with that rule resulted from the bid price of our common stock closing below $1.00 per share for the preceding thirty consecutive business days. We may be considered compliant, subject to the NASDAQ staff’s discretion, if our common stock closes at $1.00 per share or more for a minimum of ten consecutive business days before the June 6, 2011 deadline. If we are not considered compliant by June 6, 2011, but meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The NASDAQ Capital Market, and we provide written notice of our intention to cure the deficiency during the second compliance period, we will be granted an additional 180 calendar day compliance period. During the compliance period(s), our stock will continue to be listed and eligible for trading on The NASDAQ Capital Market.

Mr. Selman commented, “We recently announced not only an approximately $330,000 improvement in our fiscal 2010 fourth quarter revenues over the same period of last year, but also that we had positive cash provided by operating activities (before changes in current assets and liabilities) for the fiscal 2010 fourth quarter, the first time in the company's history that it has had consecutive quarters with positive cash from operations (before changes in current assets and liabilities). We are also encouraged by the response to the MarketPlace365 program thus far, which we believe will contribute to achieving our growth plans for fiscal 2011.”

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Mr. Selman continued, “Accordingly, relative to the NASDAQ notification, we remain confident that the market will reflect the value we are creating and the progress we have made in executing our growth strategy. Furthermore, we believe that if necessary we will be able to meet the NASDAQ criteria to receive a second 180 day compliance period, which would then give us up to a full year to regain compliance.”

About Onstream Media:

Onstream Media Corporation (Nasdaq: ONSM) is a leading, online, service provider of live and on-demand Internet broadcasting, corporate web communications and virtual marketplace technology. Onstream Media's innovative Digital Media Services Platform (DMSP) provides customers with cost-effective tools for encoding, managing, indexing, and publishing content via the Internet. The company’s MarketPlace365™ solution enables publishers, associations, tradeshow promoters and entrepreneurs to rapidly and cost-effectively self-deploy their own online virtual marketplaces. In addition, Onstream Media provides live and on-demand webcasting, webinars, web and audio conferencing services. To date, almost half of the Fortune 1000 companies and 78% of the Fortune 100 CEOs and CFOs have used Onstream Media's services. Select Onstream Media customers include: AAA, Dell, Disney, Georgetown University, National Press Club, PR Newswire, Shareholder.com (NASDAQ), Sony Pictures and the U.S. Government. Onstream Media's strategic relationships include Akamai, Adobe, BT Conferencing, Qwest and Tradeshow News Network (TSNN). For more information, visit Onstream Media at www.onstreammedia.com or call 954-917-6655.

Cautionary Note Regarding Forward Looking Statements

Certain statements in this document and elsewhere by Onstream Media are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. economy; government policies and regulations, including, but not limited to those affecting the Internet. Onstream Media undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in Onstream Media Corporation's filings with the Securities and Exchange Commission.

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Media Relations:

Chris Faust
Fastlane
973-226-4379
cfaust@fast-lane.net

Investor Relations:

Jeffrey Ramson
ProActive Capital Resources Group
212-297-6103
jramson@proactivecrg.com

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